Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	John Collopy (414) 347-3706

SENSIENT TECHNOLOGIES CORPORATION
PUBLISHES 2015 CORPORATE RESPONSIBILITY REPORT

MILWAUKEE, WI, October 15, 2015 – Sensient Technologies Corporation (NYSE: SXT) today announced that it has published its 2015 Corporate Responsibility Report.  The report, a copy of which is available on the Sustainability section of Sensient’s website (www.sensient.com), is designed to provide information about Sensient’s operations as they relate to a range of issues including corporate citizenship, product safety, environmental stewardship and sustainability.

Paul Manning, President and CEO of Sensient, said, “I am excited to share this summary of our ongoing sustainability efforts.  The projects described in the report provide real economic value for both Sensient and our customers.  I am especially proud of our portfolio of product solutions that allow our customers to operate their own businesses more sustainably and economically, providing them with a significant competitive advantage in their markets.  We view ourselves as partners in our customers’ success, and providing sustainable product solutions is a part of that.”

ABOUT SENSIENT TECHNOLOGIES

Sensient Technologies Corporation is a leading global manufacturer and marketer of colors, flavors and fragrances.  Sensient employs advanced technologies at facilities around the world to develop specialty food and beverage systems, cosmetic and pharmaceutical systems, inkjet and specialty inks and colors, and other specialty and fine chemicals.  The Company’s customers include major international manufacturers representing most of the world’s best-known brands.  Sensient is headquartered in Milwaukee, Wisconsin.

www.sensient.com

– MORE –

This release contains forward-looking statements that reflect management’s current assumptions and estimates of future economic circumstances, industry conditions, Company performance and financial results.  The Private Securities Litigation Reform Act of 1995 provides a safe harbor for such forward-looking statements.  A variety of factors, including general economic conditions affecting the Company’s worldwide business, could cause the Company’s actual results and experience to differ materially from the anticipated results.  The forward-looking statements in this press release speak only as to the date of this release.  Sensient Technologies expressly disclaims any obligation or undertaking to release publicly any updates or revisions to such statements to reflect any change in its expectations upon which such statements are based.

# # #